UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2013
Date of Report (Date of earliest event reported)

CERES VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28790
(Commission File Number)

87-0429962
(I.R.S. Employer Identification No.)

430 Park Avenue,
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 611-3388
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On April 26, 2013, Ceres Ventures, Inc. (the “Company”) entered into an Exclusive Software License Agreement (the “License Agreement”) with Akai Studio LLC, a Virginia limited liability corporation (“Akai”), pursuant to which, in exchange for payments further described in the License Agreement, Akai will grant the Company an exclusive license (the “License Grant”) to certain of Akai’s proprietary software and related know-how, trademarks and copyrights (the “Licensed Materials”).

The License Agreement has an initial term of 12 months and, subject to the Company meeting the conditions to closing contained therein, allows for the Company to extend the License Grant for an additional 6 months. The License Agreement contains an option for the Company to purchase the Licensed Materials by making certain payments. The License Agreement contains a condition to closing requiring the Company to sell all of the issued and outstanding shares of BluFlow Technologies, Inc., a Delaware corporation (“BluFlow”), the Company’s wholly owned subsidiary.

The description of the Licensed Agreement contained herein is qualified in its entirety by reference to the redacted Licensed Agreement, a copy of which is attached as Exhibit 10.1 hereto. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the Commitment Letter.

On April 29, 2013, the Company entered into an Asset Purchase Agreement (the “APA”) with Acqua Innovations, Inc., a Nevada corporation (“Acqua Innovations”), pursuant to which the Company sold all of the issued and outstanding shares of BluFlow to Acqua Innovations in exchange for Acqua Innovations assuming certain liabilities totaling approximately $750,000 owed by BluFlow.

Mr. Meetesh Patel, the Company’s former Chief Executive Officer and a current director and major shareholder and Mr. Joseph Sierchio, a director and major shareholder of the Company, are the sole shareholders of Acqua Innovations. The Company believes that the terms of the APA are comparable to the terms that have been agreed to in an arm’s length transaction.

The description of the APA contained herein is qualified in its entirety by reference to the APA, a copy of which is attached as Exhibit 10.2 hereto.

SECTION 2. FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.01.

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Effective as of April 29, 2013, Mr. Meetesh Patel resigned as the Company’s President and Chief Executive Officer. His resignation as the Company’s President and Chief Executive Officer was not due to any disagreements between him and the Company. Mr. Patel remains a director of the Company

Effective as of April 29, 2013, Ms. Amu Fowler was appointed as the Company’s Interim Chief Executive Officer.

Ms. Fowler is the managing director of Akai Technologies LLC, which focuses on the design and implementation of Web applications and technologies. As managing director of Akai Technologies, Ms. Fowler has been the architect of several complex and integrated social media web applications and e-commerce solutions. Ms. Fowler was instrumental in the development of the Licensed Materials further described in the License Agreement, for which the Company received the License Grant.

Effective as of April 29, 2013, Ms. Janet Bien resigned as the Company’s Chief Financial Officer; her resignation was not due to any disagreement between her and the Company.

Effective as of April 29, 2013, Mr. Frank Fabio was appointed as the Company’s Interim Chief Financial Officer.

Mr. Fabio received a BBA in Accounting from Pace University in June 1973, has been a Certified Public Accountant since 1976 and received an MS in Taxation from Long Island University in June 1989. From June 1973 to 1980, Mr. Fabio was employed by Ernst & Ernst, attaining the position of Manager. Since 1980 Mr. Fabio has maintained his private practice of accountancy in New York.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are being filed with this Report on Form 8-K.

In reviewing the agreements included as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•
have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Report;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit Number	Description

10.1	Redacted Exclusive Software License Agreement, dated as of April 26, 2013, between Ceres Ventures, Inc. and Akai Studio LLC (1)

10.2	Asset Purchase Agreement, dated as of April 29, 2013, between Ceres Ventures, Inc. and Acqua Innovations, Inc.
____________
(1) Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 1, 2013.

Ceres Ventures, Inc.

By:	/s/ Meetesh Patel
Name:	Meetesh Patel
Title:	President and Chief Executive Officer